Confidential | for discussion purposes only GOLUB CAPITAL BDC 3, INC. EARNINGS PRESENTATION QUARTER ENDED MARCH 31, 2023

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; the effect of investments that we expect to make and the competition for those investments; completion of a public offering of our securities or other liquidity event; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; turmoil in Ukraine and Russia, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

Summary of Financial Results 01

4 Quarter Ended December 31, 2022 March 31, 2023 Selected Financial Highlights Net investment income per share $0.34 $0.36 Accrual (reversal) for capital gain incentive fee per weighted average share — — Net investment income before accrual (reversal) for capital gain incentive fee (net) per weighted average share1 $0.34 $0.36 Net realized/unrealized gain (loss) per share ($0.19) $0.00* Earnings (loss) per share $0.15 $0.36 Distributions declared per share $0.28 $0.12 Net Asset Value Per Share $14.76 $15.00 * Represents an amount less than $0.01. 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual (reversal) of the capital gain incentive fee under GAAP which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended March 31, 2023 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Summary of Financial Results vs. Prior Quarter

GBDC 3 Performance Drivers 02

6 Drivers of GBDC 3’s FQ2 2023 Earnings Key Themes from Quarter Ended March 31, 2023 Impact on GBDC 3 See the slide titled “Endnotes - Drivers of GBDC 3’s FQ2 2023 Earnings” at the end of this presentation for footnotes. • "Lagging basis" refers to the period of time between an increase in the applicable base rate on the portfolio company investment and the timing of the interest rate reset provision in such portfolio company investment. ■ Overall, Golub Capital’s middle market borrowers experienced continued strength in year-over-year earnings growth1 ■ As expected, we are seeing increased dispersion of credit performance ■ The lending environment remains “lender friendly”, including wider spreads, reduction in leverage and tighter deal terms2 ■ Short-term interest rates continued to rise ■ Volatility in U.S. equity and fixed income markets spiked in early-March on banking sector stress, but indices advanced YTD led by U.S. equities3 ■ Middle market deal activity remains muted ■ Record quarterly NII of $0.36 per share ■ NII before (reversal) for capital gain incentive fee per share increased ~6% quarter-over-quarter ■ Yield on investment portfolio continued to increase on a lagging basis4 as base rates increased ■ Well positioned for higher rates with ~100% floating rate loan investment portfolio ■ Continued strong credit performance: ■ Stable internal performance ratings5 (>91% rated 4 or 5) ■ Low non-accruals6 (only 2 non-accrual) ■ NAV per share increased quarter-over-quarter to $15.00 per share from increased profitability and net realized gains that offset moderating unrealized depreciation6

7 $14.76 $0.36 ($0.12) $0.01 ($0.01) $15.00 December 31, 2022 NAV Net Investment Income Dividends Recorded in March 31, 2023 Quarter Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments March 31, 2023 NAV Strong NII Drove a NAV Per Share Increase from December 31, 2022 NAV Per Share Bridge Net Realized & Unrealized Loss: $0.00 ($0.37)

Summary of Financial Results for the Quarter Ended March 31, 2023 03

# Financial Highlights

*(Dollar amounts in 000s, except per share data)*

| Selected Financial Highlights | Quarter Ended 3/31/22 | 6/30/22 | 9/30/22 | 12/31/22 | 3/31/23 |
|---|---|---|---|---|---|
| Net income (loss) | $26,139 | $4,079 | $8,447 | $13,331 | $31,888 |
| Net investment income | 18,598 | 23,458 | 24,493 | 29,028 | 31,927 |
| Net realized/unrealized gain (loss) | 7,541 | (19,379) | (16,047) | (15,697) | (39) |
| Distributions declared | $26,139 | $13,743 | $8,171 | $24,319 | $10,636 |

| Per Share[1] and Return on Equity[2] Statistics | Quarter Ended 3/31/22 | 6/30/22 | 9/30/22 | 12/31/22 | 3/31/23 |
|---|---|---|---|---|---|
| Earnings (loss) per weighted average share | $0.37 | $0.05 | $0.10 | $0.15 | $0.36 |
| Net investment income per weighted average share | 0.26 | 0.30 | 0.29 | 0.34 | 0.36 |
| Accrual (reversal) for capital gain incentive fee per weighted average share | 0.01 | (0.04) | (0.01) | — | — |
| Net investment income before accrual (reversal) for capital gain incentive fee (net) per weighted average share[3] | 0.27 | 0.26 | 0.28 | 0.34 | 0.36 |
| Net realized/unrealized gain (loss) per weighted average share | 0.11 | (0.25) | (0.19) | (0.19) | 0.00 * |
| Quarterly return on equity – net income (loss) | 2.5% | 0.4% | 0.7% | 1.0% | 2.5% |
| Net asset value | $15.00 | $14.88 | $14.89 | $14.76 | $ 15.00 |

* Represents an amount less than $0.01

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. The quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.
3. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company's Investment Advisory Agreement. The capital gain incentive fee payable for the period ended March 31, 2023, as calculated under the Investment Advisory Agreement is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.

GOLUB CAPITAL

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10 $2,037,222 $2,259,798 $2,316,103 $2,401,959 $2,474,616 March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 $1,800,000 $2,000,000 $2,200,000 $2,400,000 $2,600,000 Portfolio Highlights – Net Funds Growth – Total investments at fair value increased by approximately 3.0%, or $72.7 million, during the three months ended March 31, 2023. – As of March 31, 2023, we had $21.9 million of undrawn revolver commitments to portfolio companies. Historical Investment Portfolio ($000) Equity Junior Debt1 First Lien Traditional Senior 1. Junior Debt is comprised of second lien and subordinated debt. 13% 81% 5% 1% 11% 83% 5% 1% 11% 83% 5% 1% 9% 85% 5% 1% 9% 85% 5% 1% First Lien One Stop

11 Software 27% Healthcare Providers and Services 7% Automobiles 6% IT Services 6% Insurance 5%Specialty Retail 5% Diversified Consumer Services 5% Commercial Services and Supplies 3% Healthcare Equipment and Supplies 3% Pharmaceuticals 3% Portfolio Highlights – Portfolio Diversity Investment Portfolio $2,475mm | 280 Investments | Average Size <0.4% 1. Junior debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The ten largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3%. Diversification by Obligor Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior Top 25 Investments 35% Remaining 255 Investments 65% Top 10 Investments 16% Avg Size <0.4% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 33 industries below 3% 5% 9% 85% 1% Portfolio Composition by Seniority Floating, 100% Fixed, 0% 94% First Lien

12 1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and accrued PIK/non-cash dividend income, but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. Portfolio Highlights – Economic Analysis 7.6% 7.5% 7.5% 7.3% 7.5% 8.7% 10.4% 11.4% 7.1% 7.0% 7.0% 6.9% 7.1% 8.3% 10.0% 11.1% 4.9% 4.9% 4.9% 4.6% 4.1% 3.9% 4.2% 4.1% 2.7% 2.6% 2.6% 2.7% 3.4% 4.8% 6.2% 7.3% 0.5% 0.6% 0.9% 0.7% 2.1% 3.6% 4.6% 4.9% Investment yield¹ Income yield² Weighted average net investment spread³ Weighted average cost of debt 3-Month Secured Overnight Financing Rate (“SOFR”) June 30, 2021 September 30, 2021 December 31, 2021 March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 4

13 Portfolio Highlights – Credit Quality – Over 91% of the investments in our portfolio at fair value have an Internal Performance Rating of 4 or higher as of March 31, 2023, and only two portfolio company investments were on non-accrual. * Represents an amount less than 0.1%. Internal Performance Ratings (% of Portfolio at Fair Value) Internal Performance Rating Definitions At Fiscal Year End At Quarter End Rating 2018 2019 2020 2021 2022 December 31, 2022 March 31, 2023 5 1.1% 0.3% 2.2% 5.7% 3.3% 1.2% 0.8% 4 98.9% 98.1% 85.6% 91.9% 92.9% 92.0% 90.5% 3 0.0% 1.6% 12.2% 2.4% 3.6% 6.6% 8.6% 2 0.0% 0.0% 0.0%* 0.0%* 0.2% 0.2% 0.1% 1 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Grand Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination

14 Quarterly Statements of Financial Condition As of (Dollar amounts in 000s, except share and per share data) March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 (unaudited) (unaudited) (audited) (unaudited) (unaudited) Assets Investments, at fair value $2,037,222 $2,259,798 $2,316,103 $2,401,959 $2,474,616 Cash, cash equivalents and foreign currencies 34,336 18,482 17,578 16,614 49,813 Restricted cash and cash equivalents 48,655 67,457 48,337 65,118 58,586 Other assets 9,849 17,771 29,311 21,629 21,298 Total Assets $2,130,062 $2,363,508 $2,411,329 $2,505,320 $2,604,313 Liabilities and Net Assets Debt $983,221 $1,103,735 $1,118,992 $1,194,053 $1,237,003 Unamortized debt issuance costs (4,354) (4,099) (3,055) (4,419) (4,588) Interest payable 4,453 7,792 10,455 14,598 18,642 Management and incentive fee payable 11,065 9,314 10,167 11,147 11,769 Distributions payable 18,834 13,743 — — 10,636 Other liabilities 1,125 6,430 1,851 2,605 2,255 Total Liabilities 1,014,344 1,136,915 1,138,410 1,217,984 1,275,717 Total Net Assets 1,115,718 1,226,593 1,272,919 1,287,336 1,328,596 Total Liabilities and Net Assets $2,130,062 $2,363,508 $2,411,329 $2,505,320 $2,604,313 Net Asset Value per Share $15.00 $14.88 $14.89 $14.76 $15.00 Leverage Ratio 0.89x 0.91x 0.89x 0.94x 0.95x Asset coverage 213.0% 210.4% 212.7% 206.5% 205.8% Common shares outstanding 74,381,270 82,417,165 85,511,291 87,217,539 88,572,995

# Quarterly Operating Results

| (Dollar amounts in 000s, except share and per share data) | March 31, 2022 (unaudited) | June 30, 2022 (unaudited) | September 30, 2022 (unaudited) | December 31, 2022 (unaudited) | March 31, 2023 (unaudited) |
|---|---|---|---|---|---|
| **Investment Income** | | | | | |
| Interest income | $33,541 | $37,907 | $47,973 | $58,198 | $64,438 |
| Dividend income | 2 | 12 | 45 | 1,889 | 2,051 |
| Fee income | 159 | 498 | 852 | 210 | 136 |
| Total Investment Income | $33,702 | $38,417 | $48,870 | $60,297 | $66,625 |
| **Expenses** | | | | | |
| Interest and other debt financing expenses | $6,468 | $8,865 | $13,714 | $18,017 | $21,522 |
| Base management fee, net of waiver | 4,934 | 5,432 | 5,901 | 6,060 | 6,067 |
| Incentive fee – net investment income, net of waiver[1] | 1,983 | 2,787 | 4,174 | 5,122 | 5,634 |
| Incentive fee – capital gains, net of waiver | 877 | (3,322) | (837) | — | — |
| Other operating expenses | 842 | 1,197 | 1,424 | 1,415 | 1,499 |
| Total expenses | 15,104 | 14,959 | 24,376 | 30,614 | 34,722 |
| Excise tax | — | — | — | 655 | (25) |
| Net investment income after tax | $18,598 | $23,458 | $24,494 | $29,028 | $31,928 |
| **Net Gain (Loss) on Investments and Foreign Currency** | | | | | |
| Net realized gain (loss) on investments and foreign currency transactions | ($13) | $70 | $284 | $3,051 | $763 |
| Net unrealized appreciation (depreciation) on investments and foreign currency transactions | 7,554 | (19,449) | (16,331) | (18,748) | (803) |
| Net gain (loss) on investments and foreign currency transactions | 7,541 | (19,379) | (16,047) | (15,697) | (40) |
| Net increase (decrease) in net assets resulting from operations | $26,139 | $4,079 | $8,447 | $13,331 | $31,888 |
| **Per Share Data** | | | | | |
| Earnings (loss) per weighted average share[2] | $0.37 | $0.05 | $0.10 | $0.15 | $0.36 |
| Net investment income per weighted average share[2] | $0.26 | $0.30 | $0.29 | $0.34 | $0.36 |
| Distributions declared per share[3] | $0.37 | $0.18 | $0.10 | $0.28 | $0.12 |
| Weighted average common shares outstanding | 71,282,526 | 77,136,908 | 84,006,926 | 86,259,604 | 87,774,782 |

See the slide titled "Endnotes - Quarterly Results" at the end of this presentation for footnotes.

GOLUB CAPITAL

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16 2.1% 2.5% 3.0% 2.4% (8.7)% 8.3% 3.5% 3.1% 3.5% 2.5% 2.2% 2.6% 2.5% 0.4% 0.7% 1.0% 2.5% Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Quarterly Return on Equity Since Inception* * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1.The 7.7% Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning August 1, 2017 and ending March 31, 2023. The first investment in GBDC 3 took place on August 1, 2017. These returns do not represent an actual return to any investor in the Company. Investors in GBDC 3 have achieved a 7.7% IRR on NAV1 Avg. 2.0%

# Liquidity and Capital Subscriptions

**Cash and Cash Equivalents**

- Unrestricted cash and cash equivalents and foreign currencies totaled $49.8 million as of March 31, 2023.
- Restricted cash and cash equivalents totaled $58.6 million as of March 31, 2023. Restricted cash is held in our securitization vehicles and our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment under the terms of the relevant leverage facility.

**Capital Subscriptions**

- As of March 31, 2023, we had total investor capital subscriptions of $1.388 billion and contributed capital of $1.250 billion (90.0% called capital ratio).
- During the quarter ended March 31, 2023, we issued one capital call for proceeds of $20.0 million. In addition, after quarter end, we issued one capital call for proceeds of $14.0 million.

**Debt Facilities – Availability**

- Deutsche Bank Credit Facility – As of March 31, 2023, subject to leverage and borrowing base restrictions, we had $163.0 million of remaining commitments and $2.6 million of availability on this $625.0 million revolving credit facility.
- GC Advisors Revolver – As of March 31, 2023, we had $40.0 million of remaining commitments and availability on our $40.0 million unsecured line of credit with GC Advisors.
- On January 27, 2023, all amounts outstanding under our credit facility with Signature Bank were repaid, following which the agreements governing our credit facility with Signature Bank were terminated.

**Key Funding Vehicles**[1]

| Funding Source | Debt Commitment | Outstanding Par | Undrawn Commitment | Reinvestment Period | Stated Maturity | Interest Rate |
|---|---|---|---|---|---|---|
| Deutsche Bank Credit Facility | $625,000 | $462,003 | $162,997 | March 10, 2024 | March 10, 2027 | SOFR + 2.55% |
| 2021 Debt Securitization | 298,000 | 298,000 | — | April 15, 2025 | April 15, 2033 | 3 Month LIBOR + 1.77%[2] |
| 2022 Debt Securitization | 252,000 | 252,000 | — | January 25, 2024 | January 18, 2030 | 3 Month SOFR + 2.00% |
| 2022-2 Debt Securitization | 225,000 | 225,000 | — | January 18, 2026 | Janaury 18, 2034 | 3 Month SOFR + 2.60% |
| GC Advisors Revolver | 40,000 | — | 40,000 | N/A | September 29, 2023 | Applicable Federal Rate |

1. Information presented is as of March 31, 2023.
2. Interest rate for the 2021 Debt Securitization represents the weighted average spread over 3-month London Interbank Offered Rate ("LIBOR") for the various tranches of issued notes, excluding a $10.0 million note that has a fixed rate of 3.91% and tranches retained by the Company.

GOLUB CAPITAL

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18 Common Stock and Distribution Information Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount November 19, 2021 January 20, 2022 January 2022 68,414,116.228 March 23, 2022 $0.1068 $7,305 February 4, 2022 February 25, 2022 February 2022 71,896,291.279 May 23, 2022 0.1425 10,246 February 4, 2022 March 21, 2022 March 2022 72,096,011.282 May 23, 2022 0.1191 8,588 Total for Quarter Ended March 31, 2022 $0.3684 $26,139 February 4, 2022 April 29, 2022 April 2022 76,705,607.756 July 25, 2022 $0.0800 $6,135 May 6, 2022 May 20, 2022 May 2022 76,705,607.756 July 25, 2022 0.0992 7,608 May 6, 2022 June 24, 2022 June 20221 79,224,646.937 September 14, 2022 — — Total for Quarter Ended June 30, 2022 $0.1792 $13,743 May 6, 2022 July 19, 2022 July 2022 82,417,164.611 September 14, 2022 $0.0991 $8,171 August 5, 2022 September 20, 2022 Aug / Sep 20222 85,511,291.055 November 22, 2022 — — Total for Quarter Ended September 30, 2022 $0.0991 $8,171 August 5, 2022 October 18, 2022 October 20223 85,511,291.055 December 28, 2022 — — November 18, 2022 December 15, 2022 N/A 86,854,896.195 December 20, 2022 $0.2800 $24,319 Total for Quarter Ended December 31, 2022 $0.2800 $24,319 November 18, 2022 January 17, 2023 January 20234 87,217,538.663 March 21, 2023 — — February 7, 2023 March 17, 2023 Feb / Mar 2023 88,572,994.567 May 23, 2023 $0.1201 $10,636 Total for Quarter Ended March 31, 2023 $0.1201 $10,636 Distributions Paid and Payable (Dollar amounts in 000s, except share and per share data) 1. On May 6, 2022, our board of directors declared a distribution in an amount equal to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period June 1, 2022 through June 30, 2022 per share payable on September 14, 2022 to shareholders of record on June 24, 2022. Due to a net decrease in net assets resulting from operations for the period June 1, 2022 through June 30, 2022, the distribution declared for the June 2022 earnings period was zero. 2. On August 5, 2022, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of September 30, 2022 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period August 1, 2022 through September 30, 2022 and the payment of this distribution is $15.00 per share. Due to a net asset value per share less than $15.00 per share, the distribution declared for the period was zero. 3. On August 5, 2022, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of October 31, 2022 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period October 1, 2022 through October 31, 2022 and the payment of this distribution is $15.00 per share. Due to a net asset value per share less than $15.00 per share, the distribution declared for the period was zero. 4. On November 18, 2022, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of January 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period January 1, 2023 through January 31, 2023 and the payment of this distribution is $15.00 per share. Due to a net asset value per share less than $15.00 per share, the distribution declared for the period was zero.

19 Common Stock and Distribution Information Distributions Declared (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount February 7, 2023 April 28, 2023 April 20231 89,509,039.889 June 21, 2023 TBD TBD May 5, 2023 May 26, 2023 May 20232 TBD August 22, 2023 TBD TBD May 5, 2023 June 16, 2023 June 20233 TBD August 22, 2023 TBD TBD May 5, 2023 July 28, 2023 July 20234 TBD September 19, 2023 TBD TBD 1. On February 7, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of April 30, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period April 1, 2023 through April 30, 2023 and the payment of this distribution is $15.00 per share. 2. On May 5, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of May 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period May 1, 2023 through May 31, 2023 and the payment of this distribution is $15.00 per share. 3. On May 5, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of June 30, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period June 1, 2023 through June 30, 2023 and the payment of this distribution is $15.00 per share. 4. On May 5, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of July 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period July 1, 2023 through July 31, 2023 and the payment of this distribution is $15.00 per share.

Appendix: Endnotes A

21 Endnotes - Drivers of GBDC 3’s FQ1 2023 Earnings 1. Please see the Q1 2023 Golub Capital Middle Market Report (which is available on Golub Capital’s website at www.golubcapital.com) for additional details. The Golub Capital Middle Market Report for Q1 2023 compared January 2023 and February 2023 revenue and earnings of middle market private companies in the Golub Capital Altman Index to revenue and earnings in January and February 2022. 2. Please see page titled “Portfolio Highlights - Net Funds Growth”. 3. Year-to-date as of March 31, 2023, the S&P 500 returned 7.5% and the Bloomberg U.S. Aggregate Bond Index returned 3.0%. 4. Lagging basis" refers to the period of time between an increase in the applicable base rate on the portfolio company investment and the timing of the interest rate reset provision in such portfolio company investment. 5. Please see page titled “Portfolio Highlights - Credit Quality”. 6. Please see page titled, “Strong NII Drove a NAV Per Share Increase From December 31, 2022”.

22 Endnotes - Quarterly Results 1. For the quarter ended March 31, 2022, GC Advisors agreed to a one-time waiver of $0.7 million of income incentive fees calculated under the investment advisory agreement. 2. Except as otherwise noted, per share data are calculated based on the daily weighted average shares outstanding during the period presented. 3. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, “Common Stock and Distribution Information” included in this presentation for details on the distributions declared during the period.